UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2008

Investools Inc.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in corporation)	000-52012 (Commission File Number)	76-0685039 (IRS Employer Identification No.)

45 Rockefeller Plaza, Suite 2012, New York, NY		10111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-6918

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On May 1, 2008, Investools Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2008. A copy of the press release is furnished as Exhibit 99.1. to this report and is incorporated herein by reference.

The Company also hosted its earnings conference call and webcast on May 1, 2008. Via the webcast, the Company presented an earnings presentation, which contained a summary of our financial results for the quarter ended March 31, 2008. A copy of such presentation is furnished as Exhibit 99.2 to this report and is incorporated herein by reference. The presentation will be posted on our website, www.investools.com, through at least June 30, 2008.

The information in this Item 2.02, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

The Company is cooperating with a non-public, informal inquiry by the U.S. Securities and Exchange Commission (“SEC”) relating to representations by certain presenters in certain portions of their presentations at some of the Company’s seminars. The Company has been cooperating with and intends to continue to cooperate with the SEC. Because it is ongoing, the Company cannot predict the outcome of this informal inquiry at this time, and, as a result, no conclusion can be reached as to what impact, if any, this inquiry may have on the Company or its operations.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated May 1, 2008.
99.2	First Quarter 2008 Earnings Presentation dated May 1, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008	Investools Inc.

	By:	/s/ Ida K. Kane
Ida K. Kane
Senior Vice President and
Chief Financial Officer